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                                                                  Exh. 10.29


                          AMENDED AND RESTATED
                            PROMISSORY NOTE



$62,500                                                   September 23, 1996
                                                       Palo Alto, California

     FOR VALUE RECEIVED, Thomas Gutshall, an individual resident in the State of California ("Borrower"), hereby unconditionally promises to pay to the order of CV Therapeutics, Inc., a Delaware corporation ("Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of Sixty Two Thousand Five Hundred Dollars ($62,500.00) together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth below.

     This Promissory Note amends and restates the Promissory Note given by Borrower to the Lender dated June 8, 1995.

     1. PRINCIPAL REPAYMENT. All outstanding principal, together with all accrued and unpaid interest thereon, shall be due and payable on the earlier to occur of: (i) December 31, 2001, or (ii) the effective date of any of the following: (a) the voluntary termination of Borrower's association with Lender, or (b) a merger, sale of assets or other reorganization involving Lender in which the shareholders of Lender prior to such transaction own, after such transaction, less than 50% of the outstanding voting securities of the surviving corporation or its parent.

     2. INTEREST. Borrower further promises to pay interest on the outstanding principal amount hereof from June 8, 1995 until payment in full, at the annual rate of six and 53/100 percent (6.53%), compounded semi-annually, or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Accrued and unpaid interest shall be payable annually in arrears on December 31 of each year beginning December 31, 1996 and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable at the office of Lender, 3172 Porter Drive, Palo Alto, California 94304, unless another place of payment shall be specified in writing by Lender.

     4. APPLICATION OF PAYMENTS. Any payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

     5. SECURED NOTE. The full amount of this Note is secured by a pledge of shares of Common Stock of Lender owned by Borrower pursuant to the terms and provisions of the Pledge Agreement dated as of June 8, 1995.


                                      1.

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     6.   DEFAULT.  Borrower's failure to pay timely any of the principal, interest or other amounts due under this Note on the date the same becomes due and payable shall constitute a default under this Note. Upon the occurrence of a default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, be immediately collectible by Lender pursuant to applicable law.

     7. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

     8. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

     9. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

                                      BORROWER:

                                       /s/ Thomas Gutshall
                                      ------------------------------------
                                                 Thomas Gutshall


                                      2.